Audited Financial Statements

Answer Connecticut, Inc.

Nine months ended September 30, 2005
with Report of Independent Auditors

Answer Connecticut, Inc.

Financial Statements

Nine months ended September 30, 2005

Independent Auditor’s Report

To the Board of Directors
Answer Connecticut, Inc.
Newington, Connecticut

We have audited the accompanying balance sheet of Answer Connecticut, Inc. (the Company), a Connecticut corporation, as of September 30, 2005 and the related statement of income, accumulated deficit and cash flows for the nine months ended September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2005, and the results of its operations and its cash flows for the nine months ended September 30, 2005 in conformity with accounting principles generally accepted in the United States.

Glastonbury, Connecticut
January 18, 2006

300 Winding Brook Drive. Glastonbury, CT 06033 P: 860.657.3651 F: 860.657.3657 W: fmlcpas.com

Answer Connecticut, Inc.

Balance Sheet

September 30,
2005

Assets
Current assets:
Cash and cash equivalents	$-
Trade accounts receivable (net of allowance of $7,500)	225,382
Prepaid expenses and other assets	11,276
Total current assets	236,658

Fixed assets:
Property and equipment	855,367
Less accumulated depreciation	593,283
Net fixed assets	262,084

Other assets:
Intangible assets, net of amortization	261,013
Goodwill	41,824
Total other assets	302,837
Total assets	$801,579

Liabilities and Stockholders’ Deficiency
Current liabilities:
Accounts payable	$17,562
Customer prepayments	20,052
Accrued expenses	54,833
Revolving credit line	72,651
Current portion of long-term debt	188,096
Deferred revenue	37,980
Total current liabilities	391,174

Long-term liabilities:
Related party loan	332,000
Long-term debt, less current portion	268,293
Total long-term liabilities	600,293
Total liabilities	991,467

Stockholders’ Deficiency:
Common stock, $250 par value - 100 shares
authorized, issued and outstanding	25,000
Additional paid in capital	84,823
Accumulated deficit	(299,711)
Total stockholders’ deficiency	(189,888)
Total liabilities and stockholders’ deficiency	$801,579

See accompanying notes

Answer Connecticut, Inc.

Statement of Income and Accumulated Deficit

Nine months ended September 30, 2005

Operating revenues	$2,241,893
Cost of revenues	1,135,446
Gross profit	1,106,447

Administrative and marketing:
Administrative	816,838
Marketing	106,691
Total administrative and marketing	923,529
Operating income	182,918

Interest expense	42,556
Loss on disposal of property and equipment	19,616
Net income	120,746

Accumulated deficit at beginning of year	(354,344)

Distributions	(66,113)

Accumulated deficit at September 30, 2005	$(299,711)

See accompanying notes

Answer Connecticut, Inc.

Statement of Cash Flows

Nine months ended September 30,
2005

Cash flows from operating activities:
Net income	$120,746
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of property and equipment	19,616
Depreciation and amortization	196,991
Changes in operating assets and liabilities
Trade accounts receivable	(83,560)
Prepaid expenses and other assets	(1,120)
Accounts payable and accrued expenses	(35,180)
Customer prepayments	(10,302)
Deferred revenue	-
Net cash provided by operating activities	207,191

Cash flows from investing activities:
Additions to property and equipment, net	(31,950)
Proceeds from sale of vehicle	23,612
Net cash used by investing activities	(8,338)

Cash flows from financing activities:
Revolving credit line, net	72,651
Principal payments on long-term debt	(223,155)
Distributions to shareholder, net	(66,113)
Net cash used by financing activities	(216,617)

Net decrease in cash	(17,764)

Cash and cash equivalents at beginning of year	17,764
Cash and cash equivalents at September 30, 2005	$-

Supplemental flow disclosures:
Cash paid for interest	$41,492

See accompanying notes

Answer Connecticut, Inc.

Notes to Financial Statements

1. Business

Answer Connecticut, Inc. (the Company) provides customers with telephone answering services, including telemessaging, dispatching and voice mail services. The Company provides its services to customers primarily located in Connecticut and Western Massachusetts. Credit losses to September 30, 2005 have generally been nominal.

2. Accounting Policies

Cash Equivalents

All highly liquid investments with maturity of three months or less when purchased are considered cash equivalents. The carrying amounts reported in the balance sheet for cash and cash equivalents approximate those assets fair values.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition/Accounts Receivable

Revenues are recognized at the time services are provided; billings rendered in advance of services provided are recorded as deferred revenues. Trade accounts receivable are reported in the balance sheet at their outstanding principal balance net of an estimated allowance for doubtful accounts.

Sales terms usually provide for payment within 30 days of invoice date. An allowance for doubtful accounts is provided based upon a review of outstanding receivables, historical collection information and existing economic conditions.

Answer Connecticut, Inc.

Notes to Financial Statements (continued)
2. Accounting Policies (continued)

Equipment and Leasehold Improvements

Property and equipment are recorded at cost. Depreciation and amortization are computed by the straight-line method at rates adequate to allocate the cost of applicable assets over their expected useful lives, ranging from three to seven years. Leasehold improvements are amortized over the shorter of the lease term or useful life.

In accordance Financial Accounting Standards Board Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company reviews its fixed assets and intangible assets with finite lives for impairment when there are indications that the carrying amounts of these assets may not be recoverable. No impairment losses were recorded during the nine months ended September 30, 2005.

Goodwill and Intangible Assets

Customer lists arising from business acquisitions are recorded at cost and are amortized on a straight-line basis over periods ranging from 5 to 10 years. Non-compete agreements arising from business acquisitions are recorded at cost and are amortized on a straight-line basis over periods ranging from 3 to 5 years depending on the contracted agreement with the seller. Deferred debt costs are being amortized over the term of the related debt.

Effective January 1, 2002 the Company adopted SFAS No. 142 "Goodwill and Intangible Assets" which revises the accounting for purchased goodwill. Previously goodwill was amortized on a straight-line basis over forty years. Under SFAS No. 142 goodwill and intangible assets with indefinite lives are no longer amortized. Now the carrying value of goodwill and intangible assets is reviewed periodically for impairment. To date, no impairment losses on goodwill and intangible assets has been incurred.

Income Taxes

The Company operates as a "Subchapter S" corporation under the Internal Revenue Code. As such, no provision or credit for federal income taxes is recognized in the accompanying financial statements because the Company's operating results are included in the federal income tax return of its sole shareholder. State income taxes are not significant.

Answer Connecticut, Inc.

Notes to Financial Statements (continued)

2. Accounting Policies (continued)

Employee Benefit Plan

The Company has a 401(k) savings plan that covers all employees who meet the eligibility requirements of the plan, as defined. Contribution expense was $29,860 for the nine months ended September 30, 2005.

3. Property and Equipment

Property and equipment consist of the following:

September 30,
2005

Equipment	$694,491
Leasehold improvements	57,602
Furniture and fixtures	103,274
855,367
Less accumulated depreciation	(593,283)
$262,084

Depreciation expense for the nine months ended September 30, 2005 was $65,077.

Answer Connecticut, Inc.

Notes to Financial Statements (continued)

4. Intangible Assets

Intangible assets consist of the following:

September 30,
2005
Customer lists	$1,003,461
Accumulated amortization	(772,124)
Customer lists, net	231,337

Non compete agreements	98,106
Accumulated amortization	(74,099)
Non compete agreements, net	24,007

Deferred debt costs	19,437
Accumulated Amortization	(13,768)
Deferred debt costs, net	5,669
$261,013

Amortization expense for the nine months ended September 30, 2005 was $131,914. Estimated amortization expense for the next three years ending September 30, is as follows: 2006 - $162,993; 2007 - $65,514; and 2008 - $32,506.

5. Debt

Long-term debt consists of the following:

September 30,
2005
Term note payable to Bank North, N.A. with interest at 1.5% above prime (8% at September 30, 2005) matures in 2008	$202,266
Term note payable to A. Fishman with interest at 7%; matures in 2006	60,737
Term note payable to R. Riggs with interest at 8%; matures in 2007	69,433
Term note payable to S.L. Houghton with interest at 6.5%; matures in 2008	65,675
Capital lease with E Lease interest calculated at 15.3%; matures in 2006	21,379
Term note payable to S. Cunha with interest at 5.75%; matures in 2007	20,391
Term note payable to L. Banville with interest at 6%; matures in 2008	16,508
456,389
Less current portion	(188,096)
$268,293

Answer Connecticut, Inc.

Notes to Financial Statements (continued)

5. Debt (continued)

Substantially all assets of the Company as well as the personal residence of the Company’s sole shareholder have been pledged as collateral for the term notes payables to the bank included in current and long-term portion of debt. Annual principal payments of long-term debt to maturity for the next four years ending September 30, are as follows: 2006-$188,096; 2007-$157,511; 2008-$108,759; and 2009-$2,023.

During 2005, the Company entered into a line of credit agreement with Savings Bank of Rockville which allows borrowings up to $75,000. Interest accrues monthly on amounts outstanding at a rate of 1.25% above the prime rate (7.75% as of September 30, 2005). The line of credit is collateralized by all of the Company’s assets and is payable on demand. Outstanding borrowings as of September 30, 2005 are $72,651.

The Company has a related party note payable in the amount of $332,000 as of September 30, 2005. The note is payable in 2014 and includes an annual interest rate of 6%.

The carrying value of the amounts due under the above debt agreements approximates fair values at September 30, 2005.

6. Leases and Contingencies/Related Party

The Company occupies operating facilities leased from an affiliated limited liability company owned by the Company’s sole shareholder. The lease agreement for these facilities commenced December 10, 2000, and expires January 11, 2010, and provides for annual rent of $54,000. The Company is also obligated to pay for related property taxes, insurance and maintenance. Further, the Company has also guaranteed the affiliated company's outstanding mortgage on the lease property of approximately $169,733 as of September 30, 2005.

The Company also occupies a facility in Springfield, Massachusetts. The lease agreement for this facility, which resulted from the October 1, 2003 acquisition of Answer 1, commenced on October 1, 2003 and expired June 30, 2005, and provides for annual rent of $10,800. The Company continued to lease the facility on a month-to-month basis through September 2005 at a cost of $900 per month.

Rent expense for the nine months ending September 30, 2005 was $56,900.

Answer Connecticut, Inc.

Notes to Financial Statements (continued)

6. Leases and Contingencies/Related Party (continued)

Total future minimum lease payments under the above lease agreements are as follows:

October 1, 2005 - September 30, 2006	$ 54,000
October 1, 2006 - September 30, 2007	$ 54,000
October 1, 2007 - September 30, 2008	$ 54,000
October 1, 2008 - September 30, 2009	$ 54,000
October 1, 2009 - January 11, 2010	$ 18,000

The Company is obligated to make commission and consulting payments relating to accounts being serviced by outside third parties. These payments for the nine months ended were $58,924, and are secured by the Company's assets.

The Company is involved in litigation in the normal course of business. Based on consultation with outside counsel, the Company does not expect the outcome of these matters to have a material adverse impact on its financial position, results of operations or cash flows.

7. Subsequent Event

Effective December 6, 2005, the Company signed a settlement agreement with Alan P. Fishman (Fishman). The terms of the agreement included a payment of $67,081 for 12 months of estimated future commissions relating to a Commission Agreement dated January 2, 2002 between to parties and for certain other claims. In addition, the Company agreed to prepay the outstanding balance of a promissory note dated January 2, 2002 which had a balance of $49,441 as of December 6, 2005. In January 2006, the Company paid their obligations to Fishman. Upon payment, both parties agreed to withdraw all lawsuits filed against each other.

On December 9, 2005, the Company sold the operations and substantially all of the assets of Answer Connecticut, Inc. for approximately $3.1 million. Of the total purchase price, 75% in cash and 5% in common stock was paid at closing and the remaining 20% will be paid within the first year anniversary of the agreement. In addition, all of the outstanding debt on the Company’s books was paid through the proceeds of the sale.